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EXHIBIT 3.4



                              CERTIFICATE OF MERGER

                                       OF

                           WEBSPEAK ACQUISITION CORP.

                                      INTO

                               HOME DIRECTOR, INC.

         (Under Section 251(c) of the Delaware General Corporation Law)

HOME  DIRECTOR,  INC.  hereby  certifies  that:

     1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") are:

                        a.   Webspeak Acquisition Corp., a Delaware corporation;
and
                        b.   Home  Director,  Inc.,  a  Delaware  corporation.
     2. An Agreement and Plan of Merger by and among Netword, Inc. and the Constituent Corporations, dated as of April 9, 2002, as amended (the "Merger Agreement"), has been approved, executed, acknowledged, adopted and certified by each of the Constituent Corporations in accordance with Section 251 of the Delaware General Corporation Law.

     3.     The  name  of  the  surviving  corporation  is  Home  Director, Inc.
(hereafter  the  "Surviving  Corporation").

     4. The Certificate of Incorporation of the Surviving Corporation is hereby amended to change the name of the Surviving Corporation to "Home Director Technologies, Inc."

     5. An executed copy of the Merger Agreement is on file at the principal offices of the Surviving Corporation located at 2525 Collier Canyon Road, Livermore, California 94551. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

      6. The merger effected by this Certificate of Merger shall become effective as of 12:10 A.M. New York City time on December 19, 2002.


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     IN  WITNESS  WHEREOF,  Home  Director,  Inc. has caused this Certificate of
Merger to be executed by its authorized officer, as of the 18th day of December, 2002.

                               HOME  DIRECTOR,  INC.

                               By:  /s/  Donald  B.  Witmer
                                    -----------------------
                                    Name:  Donald  B.  Witmer
                                    Title: Chairman and Chief Executive Officer










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